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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 24, 2004



                            CHAPARRAL RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                      0-7261                    84-0630863
(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)



       2 Gannett Drive, Suite 418                                   10604
         White Plains, New York                                  (Zip Code)
(Address of Principal Executive Offices)




       Registrant's telephone number, including area code: (866) 559-3822


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Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2004, Chaparral Resources, Inc. (the "Company") entered into a definitive agreement ("Agreement") with Nelson Resources, Limited ("Nelson"), which owns a majority of the Company's outstanding common stock. The Agreement provides that in the event the Company, receives notice from JSC KazMunayGaz ("KMG"), the national petroleum company of the government of Kazakhstan, that KMG desires to sell its 40% equity interest in JSC Karakudukmunai ("KKM"), then the Company will, if requested by Nelson, exercise or cause to be exercised, its right of first refusal under the agreement dated April 14, 1999 among the shareholders of KKM to purchase such interest at the price and on the terms specified in such notice. A copy of the Agreement is attached as Exhibit 1.01 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On November 29, 2004, the Company issued a press release announcing that it had entered into the Agreement referred to in Item 1.01. A copy of the press release is attached as Exhibit 8.01 to this Form 8-K and is incorporated herein by reference.


     (c) Exhibits.


Number         Exhibit
------         -------
1.01           Letter Agreement between Chaparral Resources, Inc. and Nelson
               Resources Limited dated as of November 24, 2004.

8.01           Press Release, dated November 29, 2004, of Chaparral Resources,
               Inc.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHAPARRAL RESOURCES, INC.



Date:  November 29, 2004                     By: /s/ R F Hodder
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                                             R. Frederick Hodder
                                             Chairman of the Board